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                           Conectiv Operating Services
                                     Company

                                      15.1

                          Certificate of Incorporation
                                Filed May 8, 1987

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                          CERTIFICATE OF INCORPORATION
                                       OF
                       DELMARVA OPERATING SERVICES COMPANY

               FIRST: The name of the Corporation is Delmarva Operating Services Company.

               SECOND: The address of the Corporation's registered agent in the State of Delaware is 800 King Street, City of Wilmington, and County of New Castle, 19899. The registered agent is the corporation itself.

               THIRD: The nature of the business or purposes to be conducted or promoted is:

                           To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

               FOURTH: The total number of shares which this Corporation is authorized to issue is One Thousand (1000) shares of common stock having a par value of One Dollar ($1.00) per share.

               FIFTH: The name and mailing address of the Incorporator is as follows:

                         Name                            Address

                     Dale G. Stoodley                800 King Street
                                                     Wilmington, Delaware 19899

               SIXTH: The names and mailing addresses of the directors who shall serve until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

                         Name                            Address

                     Nevius M. Curtis                800 King Street
                                                     Wilmington, Delaware 19899

                     Roger D. Campbell               800 King Street
                                                     Wilmington, Delaware 19899

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                     Howard E. Cosgrove              800 King Street
                                                     Wilmington, Delaware 19899

                     Harland M. Wakefield, Jr.       800 King Street
                                                     Wilmington, Delaware 19899

                     Donald E. Cain                  P. O. Box 9239
                                                     Newark, Delaware 19714

                     Thomas S. Shaw, Jr.             800 King Street
                                                     Wilmington, Delaware 19899

               SEVENTH: The Board of Directors may make, alter and repeal any by-law of the Corporation.

               EIGHTH: No director of the Corporation shall be personally liable to the Corporation for monetary damages for breach of fiduciary duty by such director; provided, however, that this Article EIGHTH shall not eliminate or limit the liability of a director to the extent provided by law (i) for any breach of the director's duty of loyalty to the Corporation of its stockholders;
(ii) for acts or omissions not in good faith of which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Corporation shall indemnify its directors, officers and employees against expenses, judgment, fines and amounts paid in settlement actually and reasonably incurred by them by reason of their serving in such capacity to the fullest extent permitted by the Delaware General Corporation Law.

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                I, the undersigned, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true and accordingly have hereunto set my hand and seal this 6th day of May, 1987.


                                         ___________________________________
                                                 Dale G. Stoodley